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                                                                EXHIBIT 24




INDEPENDENT AUDITORS' CONSENT

IDEX Corporation

We consent to the incorporation by reference in Registration Statement (File Number 333-41627) of IDEX Corporation on Form S-3 and in Registration
Statements (File Numbers 33-47678, 33-56586, 33-67688 and 333-18643) of IDEX
Corporation on Form S-8 of our reports dated January 20, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of the Registration Statement on Form S-3.






DELOITTE & TOUCHE LLP
Chicago, Illinois

February 6, 1998